Exhibit 10.10

                                 LOAN AGREEMENT

THIS  LOAN  AGREEMENT  (This  "Agreement")  date July 27, 2000, is made between;

(1) ASIA PROPERTIES, INC. a company organized and existing under the laws of the United States of America and having a contact address at 86/14 Sukhumvit Road, North Klongtan, Wattana, Bangkok, 10110 (the "Borrower") and

(2) COLDWAY LIMITED, a company registered in Hong Kong, with a certificate number 248352 and with a correspondence address 908 Universal Commercial Building, 69 Peking Road, TST, Hong Kong (the "Lender").

WHEREAS, the Borrower wishes to obtain funds for working capital of the company and the Lender is willing to make a loan to the Borrower in the amount of US$ 97,000.00 (Ninety seven thousand U.S. dollars only) subject to the terms and conditions of this Agreement (the "Loan").

NOW  THEREFORE,  the  parties  here  to  agree  as  follows:

SECTION  1:  THE  LOAN
             ---------

The lender agrees, subject to the terms and conditions of this Agreement, to make a loan to the Borrower for the sole purpose of meeting operational needs.

SECTION  2:  INTEREST
             --------

The Borrower agrees to pay interest on the Loan at a rate equivalent to 8% per annum. Interest on the Loan shall be computed on the basis of 365 days and actual days elapsed from and including the day of this agreement but excluding the day of repayment of principal.

SECTION  3:  REPAVMENT
             ---------

The Borrower agrees to pay the entire amount, comprising the capital and all interest and charges due thereon immediately upon written demand from the Lender, subject to section 4 of this agreement. The Borrower shall repay the Loan in the same currency as it was denominated by the Lender.

SECTION  4:  CONVERSION
             ----------

In the event that The Borrower is unable (in the opinion of The Borrower) to repay the Lender in cash, The Borrower agrees to issue the equivalent amount in common shares of The Borrower, at a conversion rate equivalent to the Share Purchase and Sale Agreement dated 4th February 2000 between Asia Properties Inc. and the Shareholders of Northbridge Communities Limited. (US$ 20,260,052 divided by 4,600,000 is equivalent to US$ 4.41 per share.)

SECTION  4:  AMENDMENT
             ---------

Both parties agree that this agreement may be amended if both parties agree to the amendment.

Both parties understand this Agreement thoroughly, agree that it corresponds to their intent, and therefore affix their signatures in the presence of witnesses on the above written date.

ASIA  PROPERTIES,  INC.                     COLDWAY  LIMITED

By:  /s/  Nicholas  St.  Johnston           By:  /s/  Daniel  S.  McKinney
     ----------------------------                -------------------------

Title:  Chief  Executive  Officer

Date:  July  27,  2000                      Date:  July  27,  2000

Witness:  _____________________             Witness:  _______________


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